Exhibit 99.1

News Release

Trustmark Corporation Announces Third Quarter 2023 Financial Results

Performance Reflects Continued Loan and Deposit Growth, Solid Credit Quality, and Diversified Fee Income

JACKSON, Miss. – October 24, 2023 – Trustmark Corporation (NASDAQGS: TRMK) reported net income of $34.0 million in the third quarter of 2023, representing diluted earnings per share of $0.56. As previously disclosed, Trustmark recognized a litigation settlement expense of $6.5 million in the third quarter, which reduced net income by $4.9 million, or $0.08 per diluted share. Excluding this expense, Trustmark’s third quarter net income totaled $38.9 million, or $0.64 per diluted share. Please refer to the Consolidated Financial Information, Note 1 – Litigation Settlement and Note 7 – Non-GAAP Financial Measures. Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per share payable December 15, 2023, to shareholders of record on December 1, 2023.

Third Quarter Highlights

•
Loans held for investment (HFI) increased $196.3 million, or 1.6%, from the prior quarter to $12.8 billion
•
Deposits expanded $188.0 million, or 1.3%, linked-quarter to $15.1 billion
•
Net interest income (FTE) totaled $141.9 million, down $1.4 million linked-quarter, resulting in a net interest margin of 3.29%
•
Noninterest income totaled $52.2 million for the third quarter, representing 27.4% of total revenue
•
Noninterest expense, excluding litigation settlement expense, increased 1.7% from the prior quarter
•
Credit quality remained solid; net charge-offs totaled $3.6 million, or 0.11% of average loans, in the third quarter

Duane A. Dewey, President and CEO, stated, “Trustmark’s financial performance during the third quarter reflected continued loan and deposit growth, stable net interest income, strong performance in our insurance business, and solid credit quality. During the first nine months of 2023, Trustmark’s net income totaled $129.4 million, which represented diluted earnings per share of $2.11, an increase of 22.7% from the same period in 2022. We continue to implement significant cost savings initiatives to improve efficiency as well as technology to enhance our ability to grow and serve customers. Trustmark is well-positioned to respond to changing economic conditions and create long-term value for our shareholders.”

Balance Sheet Management

•
Loans HFI totaled $12.8 billion, up 1.6% from the prior quarter and 10.6% year-over-year
•
Deposits totaled $15.1 billion, up 1.3% from the prior quarter and 4.7% year-over-year
•
Maintained strong capital position with CET1 ratio of 9.89% and total risk-based capital ratio of 12.11%

Loans HFI totaled $12.8 billion at September 30, 2023, reflecting an increase of $196.3 million, or 1.6%, linked-quarter and $1.2 billion, or 10.6%, year-over-year. The linked quarter growth primarily reflected increases in other real estate secured loans and nonfarm, nonresidential properties offset in part by declines in construction, land development and other land loans, state and other political subdivision loans, and commercial and industrial loans. Trustmark’s loan portfolio remains well-diversified by loan type and geography.

Deposits totaled $15.1 billion at September 30, 2023, up $188.0 million, or 1.3%, from the prior quarter and $676.7 million, or 4.7%, year-over-year. Trustmark continues to maintain a strong liquidity position as loans HFI represented 84.8% of total deposits at September 30, 2023. Migration into higher-yielding products continued to drive a change in deposit mix from noninterest-bearing deposits, which represented 22.0% of total deposits at September 30, 2023. Interest-bearing deposit costs totaled 2.39% in the third quarter, while the total cost of deposits was 1.84%. The total cost of interest-bearing liabilities was 2.72% in the third quarter of 2023.

As previously announced, Trustmark’s Board of Directors authorized a stock repurchase program effective January 1, 2023, under which $50.0 million of Trustmark’s outstanding shares may be acquired through December 31, 2023. As of September 30, 2023, Trustmark had not repurchased any of its outstanding common shares under this program. Trustmark’s regulatory capital ratios continued to exceed all levels to be considered “well-capitalized” as of September 30, 2023. Trustmark’s tangible equity-to-tangible assets ratio was 6.57% while its total risk-based capital ratio was 12.11% at September 30, 2023.

Credit Quality

•
Net charge-offs totaled $3.6 million in the third quarter, representing 0.11% of average loans
•
Provision for credit losses for loans HFI was $8.3 million for the third quarter
•
Allowance for credit losses (ACL) represented 1.05% of loans HFI and 273.60% of nonaccrual loans, excluding individually evaluated loans at September 30, 2023

Nonaccrual loans totaled $90.9 million at September 30, 2023, up $15.9 million from the prior quarter and $23.0 million year-over-year. Other real estate totaled $5.5 million, reflecting increases of $4.3 million from the prior quarter and $2.5 million year-over-year. Collectively, nonperforming assets totaled $96.4 million at September 30, 2023, reflecting a linked-quarter increase of $20.2 million and a year-over-year increase of $25.5 million.

During the third quarter, a fully-reserved nonaccrual loan transitioned to other real estate. This credit represented substantially all the net charge-offs experienced during the quarter and was also responsible for the increase in other real estate.

The provision for credit losses for loans HFI was $8.3 million in the third quarter and was primarily attributable to a single new individually evaluated nonaccrual loan for which specific reserves were established, a weakening macroeconomic forecast, loan growth, and net adjustments to the qualitative factors. The provision for credit losses for off-balance sheet credit exposures was $104 thousand in the third quarter. Collectively, the provision for credit losses totaled $8.4 million in the third quarter compared to $8.5 million in the prior quarter and $11.6 million in the third quarter of 2022.

Allocation of Trustmark’s $134.0 million ACL on loans HFI represented 0.86% of commercial loans and 1.66% of consumer and home mortgage loans, resulting in an allowance to total loans HFI of 1.05% at September 30, 2023. Management believes the level of the ACL is commensurate with the credit losses currently expected in the loan portfolio.

Revenue Generation

•
Revenue totaled $190.9 million, down 1.3% linked-quarter
•
Net interest income (FTE) totaled $141.9 million in the third quarter, down 0.9% from the prior quarter
•
Noninterest income totaled $52.2 million, representing 27.4% of total revenue in the third quarter

Net interest income (FTE) in the third quarter totaled $141.9 million, resulting in a net interest margin of 3.29%, down 4 basis points from the prior quarter. The decrease in the net interest margin was due to increased costs of interest-bearing deposits which were partially offset by increased yields on the loans HFI and HFS portfolio and securities portfolio.

Noninterest income in the third quarter totaled $52.2 million, a decrease of $1.3 million from the prior quarter and $382 thousand year-over-year. The linked-quarter decline was attributable to lower other income net, bank card and other fees, mortgage banking revenue, and wealth management revenue, which were offset in part by increased insurance commissions and service charges on deposit accounts.

Mortgage loan production in the third quarter totaled $389.9 million, down 9.6% from the prior quarter and 23.3% year-over-year. Mortgage banking revenue totaled $6.5 million in the third quarter, a decrease of $142 thousand from the prior quarter and $418 thousand year-over-year. The linked-quarter decrease was principally attributable to accelerated amortization of mortgage servicing rights offset in part by reduced net negative hedge ineffectiveness.

Insurance commissions totaled $15.3 million in the third quarter, up $539 thousand, or 3.7%, linked-quarter and $1.4 million, or 10.0%, year-over-year due principally to increased property and casualty and group health commissions. Wealth management revenue totaled $8.8 million in the third quarter, a decrease of $109 thousand, or 1.2%, from the prior quarter and unchanged year-over-year. The linked-quarter change reflected growth in investment services, which was more than offset by lower trust management revenue. Service charges on deposit accounts increased $379 thousand, or 3.5%, from the prior quarter and declined $244 thousand, or 2.2%, year-over-year. Bank card and other fees decreased $700 thousand from the prior quarter and $1.1 million year-over-year. The linked-quarter change was attributable to seasonal factors while the year-over-year change was due to reduced customer derivative revenue.

Noninterest Expense

•
Total noninterest expense in the third quarter was $140.9 million; excluding litigation settlement expense of $6.5 million, noninterest expense was $134.4 million, up $2.2 million, or 1.7%, from the prior quarter. Please refer to the Consolidated Financial Information, Note 7 – Non-GAAP Financial Measures
•
FDIC assessment expense totaled $3.8 million in the third quarter, up $1.2 million, or 47.6%, from the prior quarter

Salaries and employee benefits increased $726 thousand, or 1.0%, linked-quarter due primarily to increased salary expense. Services and fees decreased $382 thousand, or 1.4%, linked-quarter due to reduced professional fees. Net occupancy-premises expense increased $275 thousand, or 3.9%, linked-quarter due in part to seasonal increases in utilities and increased rental expense. Equipment expense increased $412 thousand, or 6.4%, linked-quarter. Other expense increased $1.2 million, or 8.2%, linked-quarter, principally due to increased FDIC assessment expense.

FIT2GROW

“In 2022, we announced FIT2GROW, a comprehensive program of Focus, Innovation and Transformation designed to enhance our ability to grow and serve customers. Our Atlanta-based Equipment Finance division, established in late 2022, continues to gain traction as its portfolio has grown to $191 million as of September 30, 2023. Implementation of our technology plans for conversion of our deposit/teller/customer information system continued during the quarter. In addition, work continued on the design of our sales through service process, which will be implemented across the retail branch network in early 2024. These actions, along with cost savings initiatives, are designed to enhance Trustmark’s performance and build long-term value for our shareholders,” said Dewey.

Additional Information

As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, October 25, 2023, at 8:30 a.m. Central Time to discuss the Corporation’s financial results. Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com. A replay of the conference call will also be available through Wednesday, November 8, 2023, in archived format at the same web address or by calling (877) 344-7529, passcode 4921731.

Trustmark is a financial services company providing banking and financial solutions through offices in Alabama, Florida, Georgia, Mississippi, Tennessee, and Texas.

Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seek,” “continue,” “could,” “would,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission (SEC) could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, an increase in unemployment levels and slowdowns in economic growth, actions by the Board of Governors of the Federal Reserve System (FRB) that impact the level of market interest rates, local, state and national economic and market conditions, conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets, levels of and volatility in crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the impacts related to or resulting from recent bank failures and other economic and industry volatility, including potential increased regulatory requirements and costs and potential impacts to macroeconomic conditions, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of issues related to the European financial system and monetary and other governmental actions designed to address credit, securities, and/or commodity markets, the enactment of legislation and changes in existing regulations or enforcement practices or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, pandemics or other health crises, acts of war or terrorism, and other risks described in our filings with the SEC.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:	Trustmark Media Contact:
Thomas C. Owens	Melanie A. Morgan
Treasurer and	Senior Vice President
Principal Financial Officer	601-208-2979
601-208-7853

F. Joseph Rein, Jr.

Senior Vice President

601-208-6898

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2023
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	9/30/2023	6/30/2023	9/30/2022	$ Change	% Change	$ Change	% Change
Securities AFS-taxable (1)	$2,049,006	$2,140,505	$2,824,254	$(91,499)	-4.3%	$(775,248)	-27.4%
Securities AFS-nontaxable	4,779	4,796	4,928	(17)	-0.4%	(149)	-3.0%
Securities HTM-taxable (1)	1,445,895	1,463,086	1,140,685	(17,191)	-1.2%	305,210	26.8%
Securities HTM-nontaxable	907	1,718	5,057	(811)	-47.2%	(4,150)	-82.1%
Total securities	3,500,587	3,610,105	3,974,924	(109,518)	-3.0%	(474,337)	-11.9%
Paycheck protection program loans (PPP)	—	—	9,821	—	n/m	(9,821)	-100.0%
Loans (includes loans held for sale)	12,926,942	12,732,057	11,459,551	194,885	1.5%	1,467,391	12.8%
Fed funds sold and reverse repurchases	230	3,275	226	(3,045)	-93.0%	4	1.8%
Other earning assets	682,644	903,027	325,620	(220,383)	-24.4%	357,024	n/m
Total earning assets	17,110,403	17,248,464	15,770,142	(138,061)	-0.8%	1,340,261	8.5%
Allowance for credit losses (ACL), loans held for investment (LHFI)	(127,915)	(121,960)	(102,951)	(5,955)	-4.9%	(24,964)	-24.2%
Other assets	1,721,310	1,648,583	1,576,653	72,727	4.4%	144,657	9.2%
Total assets	$18,703,798	$18,775,087	$17,243,844	$(71,289)	-0.4%	$1,459,954	8.5%

Interest-bearing demand deposits	$4,875,714	$4,803,737	$4,613,733	$71,977	1.5%	$261,981	5.7%
Savings deposits	3,642,158	4,002,134	4,514,579	(359,976)	-9.0%	(872,421)	-19.3%
Time deposits	3,075,224	2,335,752	1,111,440	739,472	31.7%	1,963,784	n/m
Total interest-bearing deposits	11,593,096	11,141,623	10,239,752	451,473	4.1%	1,353,344	13.2%
Fed funds purchased and repurchases	414,696	389,834	249,809	24,862	6.4%	164,887	66.0%
Other borrowings	912,151	1,330,010	88,697	(417,859)	-31.4%	823,454	n/m
Subordinated notes	123,391	123,337	123,171	54	0.0%	220	0.2%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Total interest-bearing liabilities	13,105,190	13,046,660	10,763,285	58,530	0.4%	2,341,905	21.8%
Noninterest-bearing deposits	3,429,815	3,595,927	4,444,370	(166,112)	-4.6%	(1,014,555)	-22.8%
Other liabilities	585,908	552,209	429,720	33,699	6.1%	156,188	36.3%
Total liabilities	17,120,913	17,194,796	15,637,375	(73,883)	-0.4%	1,483,538	9.5%
Shareholders' equity	1,582,885	1,580,291	1,606,469	2,594	0.2%	(23,584)	-1.5%
Total liabilities and equity	$18,703,798	$18,775,087	$17,243,844	$(71,289)	-0.4%	$1,459,954	8.5%

(1) See Note 2 - Securities Available for Sale and Held to Maturity in the Notes to Consolidated Financials for additional information.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2023
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
PERIOD END BALANCES	9/30/2023	6/30/2023	9/30/2022	$ Change	% Change	$ Change	% Change
Cash and due from banks	$750,492	$832,052	$479,637	$(81,560)	-9.8%	$270,855	56.5%
Fed funds sold and reverse repurchases	—	—	10,098	—	n/m	(10,098)	-100.0%
Securities available for sale (1)	1,766,174	1,871,883	2,444,486	(105,709)	-5.6%	(678,312)	-27.7%
Securities held to maturity (1)	1,438,287	1,458,665	1,156,985	(20,378)	-1.4%	281,302	24.3%
PPP loans	—	—	4,798	—	n/m	(4,798)	-100.0%
Loans held for sale (LHFS)	169,244	181,094	165,213	(11,850)	-6.5%	4,031	2.4%
Loans held for investment (LHFI)	12,810,259	12,613,967	11,586,064	196,292	1.6%	1,224,195	10.6%
ACL LHFI	(134,031)	(129,298)	(115,050)	(4,733)	-3.7%	(18,981)	-16.5%
Net LHFI	12,676,228	12,484,669	11,471,014	191,559	1.5%	1,205,214	10.5%
Premises and equipment, net	230,718	227,630	210,761	3,088	1.4%	19,957	9.5%
Mortgage servicing rights	142,379	134,350	132,615	8,029	6.0%	9,764	7.4%
Goodwill	384,237	384,237	384,237	—	0.0%	—	0.0%
Identifiable intangible assets	3,093	3,222	3,952	(129)	-4.0%	(859)	-21.7%
Other real estate	5,485	1,137	2,971	4,348	n/m	2,514	84.6%
Operating lease right-of-use assets	39,639	38,179	37,282	1,460	3.8%	2,357	6.3%
Other assets	784,863	805,508	686,585	(20,645)	-2.6%	98,278	14.3%
Total assets	$18,390,839	$18,422,626	$17,190,634	$(31,787)	-0.2%	$1,200,205	7.0%

Deposits:
Noninterest-bearing	$3,320,124	$3,461,073	$4,358,805	$(140,949)	-4.1%	$(1,038,681)	-23.8%
Interest-bearing	11,781,799	11,452,827	10,066,375	328,972	2.9%	1,715,424	17.0%
Total deposits	15,101,923	14,913,900	14,425,180	188,023	1.3%	676,743	4.7%
Fed funds purchased and repurchases	321,799	311,179	544,068	10,620	3.4%	(222,269)	-40.9%
Other borrowings	793,193	1,056,714	223,172	(263,521)	-24.9%	570,021	n/m
Subordinated notes	123,427	123,372	123,207	55	0.0%	220	0.2%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
ACL on off-balance sheet credit exposures	34,945	34,841	31,623	104	0.3%	3,322	10.5%
Operating lease liabilities	42,730	40,845	39,797	1,885	4.6%	2,933	7.4%
Other liabilities	340,615	308,726	232,786	31,889	10.3%	107,829	46.3%
Total liabilities	16,820,488	16,851,433	15,681,689	(30,945)	-0.2%	1,138,799	7.3%
Common stock	12,724	12,724	12,700	—	0.0%	24	0.2%
Capital surplus	158,316	156,834	154,150	1,482	0.9%	4,166	2.7%
Retained earnings	1,687,199	1,667,339	1,648,507	19,860	1.2%	38,692	2.3%
Accumulated other comprehensive income (loss), net of tax	(287,888)	(265,704)	(306,412)	(22,184)	-8.3%	18,524	6.0%
Total shareholders' equity	1,570,351	1,571,193	1,508,945	(842)	-0.1%	61,406	4.1%
Total liabilities and equity	$18,390,839	$18,422,626	$17,190,634	$(31,787)	-0.2%	$1,200,205	7.0%

(1) See Note 2 - Securities Available for Sale and Held to Maturity in the Notes to Consolidated Financials for additional information.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2023
($ in thousands except per share data)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	9/30/2023	6/30/2023	9/30/2022	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$206,523	$192,941	$129,395	$13,582	7.0%	$77,128	59.6%
Interest and fees on PPP loans	—	—	186	—	n/m	(186)	-100.0%
Interest on securities-taxable	16,624	16,779	16,222	(155)	-0.9%	402	2.5%
Interest on securities-tax exempt-FTE	58	69	100	(11)	-15.9%	(42)	-42.0%
Interest on fed funds sold and reverse repurchases	3	45	2	(42)	-93.3%	1	50.0%
Other interest income	8,613	12,077	1,493	(3,464)	-28.7%	7,120	n/m
Total interest income-FTE	231,821	221,911	147,398	9,910	4.5%	84,423	57.3%
Interest on deposits	69,797	54,409	5,097	15,388	28.3%	64,700	n/m
Interest on fed funds purchased and repurchases	5,375	4,865	1,225	510	10.5%	4,150	n/m
Other interest expense	14,713	19,350	1,996	(4,637)	-24.0%	12,717	n/m
Total interest expense	89,885	78,624	8,318	11,261	14.3%	81,567	n/m
Net interest income-FTE	141,936	143,287	139,080	(1,351)	-0.9%	2,856	2.1%
Provision for credit losses, LHFI	8,322	8,211	12,919	111	1.4%	(4,597)	-35.6%
Provision for credit losses, off-balance sheet credit exposures	104	245	(1,326)	(141)	-57.6%	1,430	n/m
Net interest income after provision-FTE	133,510	134,831	127,487	(1,321)	-1.0%	6,023	4.7%
Service charges on deposit accounts	11,074	10,695	11,318	379	3.5%	(244)	-2.2%
Bank card and other fees	8,217	8,917	9,305	(700)	-7.9%	(1,088)	-11.7%
Mortgage banking, net	6,458	6,600	6,876	(142)	-2.2%	(418)	-6.1%
Insurance commissions	15,303	14,764	13,911	539	3.7%	1,392	10.0%
Wealth management	8,773	8,882	8,778	(109)	-1.2%	(5)	-0.1%
Other, net	2,399	3,695	2,418	(1,296)	-35.1%	(19)	-0.8%
Total noninterest income	52,224	53,553	52,606	(1,329)	-2.5%	(382)	-0.7%
Salaries and employee benefits	76,666	75,940	72,707	726	1.0%	3,959	5.4%
Services and fees (2)	27,882	28,264	26,787	(382)	-1.4%	1,095	4.1%
Net occupancy-premises	7,383	7,108	7,395	275	3.9%	(12)	-0.2%
Equipment expense	6,816	6,404	6,072	412	6.4%	744	12.3%
Litigation settlement expense (1)	6,500	—	—	6,500	n/m	6,500	n/m
Other expense (2)	15,698	14,502	13,737	1,196	8.2%	1,961	14.3%
Total noninterest expense	140,945	132,218	126,698	8,727	6.6%	14,247	11.2%
Income (loss) before income taxes and tax eq adj	44,789	56,166	53,395	(11,377)	-20.3%	(8,606)	-16.1%
Tax equivalent adjustment	3,299	3,383	2,975	(84)	-2.5%	324	10.9%
Income (loss) before income taxes	41,490	52,783	50,420	(11,293)	-21.4%	(8,930)	-17.7%
Income taxes	7,461	7,746	7,965	(285)	-3.7%	(504)	-6.3%
Net income (loss)	$34,029	$45,037	$42,455	$(11,008)	-24.4%	$(8,426)	-19.8%

Per share data
Earnings (loss) per share - basic	$0.56	$0.74	$0.69	$(0.18)	-24.3%	$(0.13)	-18.8%

Earnings (loss) per share - diluted	$0.56	$0.74	$0.69	$(0.18)	-24.3%	$(0.13)	-18.8%

Dividends per share	$0.23	$0.23	$0.23	—	0.0%	—	0.0%

Weighted average shares outstanding
Basic	61,069,750	61,063,277	61,114,804

Diluted	61,263,032	61,230,031	61,318,715

Period end shares outstanding	61,070,095	61,069,036	60,953,864

(1) See Note 1 - Litigation Settlement in the Notes to Consolidated Financials for additional information.
(2) During the first quarter of 2023, Trustmark reclassified its debit card transaction fees from other expense to services and fees. Prior periods have been reclassified accordingly.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2023
($ in thousands)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	9/30/2023	6/30/2023	9/30/2022	$ Change	% Change	$ Change	% Change
Nonaccrual LHFI
Alabama (2)	$23,530	$11,058	$12,710	$12,472	n/m	$10,820	85.1%
Florida	151	334	227	(183)	-54.8%	(76)	-33.5%
Mississippi (3)	45,050	36,288	23,517	8,762	24.1%	21,533	91.6%
Tennessee (4)	1,841	5,088	5,120	(3,247)	-63.8%	(3,279)	-64.0%
Texas	20,327	22,259	26,353	(1,932)	-8.7%	(6,026)	-22.9%
Total nonaccrual LHFI	90,899	75,027	67,927	15,872	21.2%	22,972	33.8%
Other real estate
Alabama (2)	315	—	217	315	n/m	98	45.2%
Mississippi (3)	942	1,137	2,754	(195)	-17.2%	(1,812)	-65.8%
Texas	4,228	—	—	4,228	n/m	4,228	n/m
Total other real estate	5,485	1,137	2,971	4,348	n/m	2,514	84.6%
Total nonperforming assets	$96,384	$76,164	$70,898	$20,220	26.5%	$25,486	35.9%

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$3,804	$3,911	$1,842	$(107)	-2.7%	$1,962	n/m

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$42,532	$35,766	$48,313	$6,766	18.9%	$(5,781)	-12.0%

	Quarter Ended			Linked Quarter		Year over Year
ACL LHFI (1)	9/30/2023	6/30/2023	9/30/2022	$ Change	% Change	$ Change	% Change
Beginning Balance	$129,298	$122,239	$103,140	$7,059	5.8%	$26,158	25.4%
Provision for credit losses, LHFI	8,322	8,211	12,919	111	1.4%	(4,597)	-35.6%
Charge-offs	(7,496)	(2,773)	(2,920)	(4,723)	n/m	(4,576)	n/m
Recoveries	3,907	1,621	1,911	2,286	n/m	1,996	n/m
Net (charge-offs) recoveries	(3,589)	(1,152)	(1,009)	(2,437)	n/m	(2,580)	n/m
Ending Balance	$134,031	$129,298	$115,050	$4,733	3.7%	$18,981	16.5%

NET (CHARGE-OFFS) RECOVERIES (1)
Alabama (2)	$(165)	$(141)	$93	$(24)	-17.0%	$(258)	n/m
Florida	21	(35)	(23)	56	n/m	44	n/m
Mississippi (3)	(1,867)	(762)	(702)	(1,105)	n/m	(1,165)	n/m
Tennessee (4)	2,127	(166)	(202)	2,293	n/m	2,329	n/m
Texas	(3,705)	(48)	(175)	(3,657)	n/m	(3,530)	n/m
Total net (charge-offs) recoveries	$(3,589)	$(1,152)	$(1,009)	$(2,437)	n/m	$(2,580)	n/m

(1) Excludes PPP loans.
(2) Alabama includes the Georgia Loan Production Office.
(3) Mississippi includes Central and Southern Mississippi Regions.
(4) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2023
($ in thousands)
(unaudited)

	Quarter Ended					Nine Months Ended
AVERAGE BALANCES	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	9/30/2023	9/30/2022
Securities AFS-taxable (1)	$2,049,006	$2,140,505	$2,187,121	$2,572,675	$2,824,254	$2,125,038	$3,053,164
Securities AFS-nontaxable	4,779	4,796	4,812	4,828	4,928	4,796	5,054
Securities HTM-taxable (1)	1,445,895	1,463,086	1,479,283	1,268,952	1,140,685	1,462,632	790,385
Securities HTM-nontaxable	907	1,718	4,509	4,514	5,057	2,365	5,996
Total securities	3,500,587	3,610,105	3,675,725	3,850,969	3,974,924	3,594,831	3,854,599
PPP loans	—	—	—	3,235	9,821	—	18,788
Loans (includes loans held for sale)	12,926,942	12,732,057	12,530,449	12,006,661	11,459,551	12,731,268	10,976,809
Fed funds sold and reverse repurchases	230	3,275	2,379	6,566	226	1,953	131
Other earning assets	682,644	903,027	647,760	375,190	325,620	747,627	1,086,771
Total earning assets	17,110,403	17,248,464	16,856,313	16,242,621	15,770,142	17,075,679	15,937,098
ACL LHFI	(127,915)	(121,960)	(119,978)	(114,948)	(102,951)	(123,313)	(100,495)
Other assets	1,721,310	1,648,583	1,762,449	1,630,085	1,576,653	1,707,608	1,546,972
Total assets	$18,703,798	$18,775,087	$18,498,784	$17,757,758	$17,243,844	$18,659,974	$17,383,575

Interest-bearing demand deposits	$4,875,714	$4,803,737	$4,751,154	$4,719,303	$4,613,733	$4,810,658	$4,541,018
Savings deposits	3,642,158	4,002,134	4,193,764	4,379,673	4,514,579	3,943,998	4,647,164
Time deposits	3,075,224	2,335,752	1,907,449	1,152,905	1,111,440	2,443,753	1,154,346
Total interest-bearing deposits	11,593,096	11,141,623	10,852,367	10,251,881	10,239,752	11,198,409	10,342,528
Fed funds purchased and repurchases	414,696	389,834	436,535	549,406	249,809	413,608	193,661
Other borrowings	912,151	1,330,010	1,110,843	530,993	88,697	1,116,940	86,681
Subordinated notes	123,391	123,337	123,281	123,226	123,171	123,337	123,116
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	13,105,190	13,046,660	12,584,882	11,517,362	10,763,285	12,914,150	10,807,842
Noninterest-bearing deposits	3,429,815	3,595,927	3,813,248	4,177,113	4,444,370	3,611,592	4,544,698
Other liabilities	585,908	552,209	576,826	569,992	429,720	571,681	388,585
Total liabilities	17,120,913	17,194,796	16,974,956	16,264,467	15,637,375	17,097,423	15,741,125
Shareholders' equity	1,582,885	1,580,291	1,523,828	1,493,291	1,606,469	1,562,551	1,642,450
Total liabilities and equity	$18,703,798	$18,775,087	$18,498,784	$17,757,758	$17,243,844	$18,659,974	$17,383,575

(1) See Note 2 - Securities Available for Sale and Held to Maturity in the Notes to Consolidated Financials for additional information.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2023
($ in thousands)
(unaudited)

PERIOD END BALANCES	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Cash and due from banks	$750,492	$832,052	$1,297,144	$734,787	$479,637
Fed funds sold and reverse repurchases	—	—	—	4,000	10,098
Securities available for sale (1)	1,766,174	1,871,883	1,984,162	2,024,082	2,444,486
Securities held to maturity (1)	1,438,287	1,458,665	1,474,338	1,494,514	1,156,985
PPP loans	—	—	—	—	4,798
LHFS	169,244	181,094	175,926	135,226	165,213
LHFI	12,810,259	12,613,967	12,497,195	12,204,039	11,586,064
ACL LHFI	(134,031)	(129,298)	(122,239)	(120,214)	(115,050)
Net LHFI	12,676,228	12,484,669	12,374,956	12,083,825	11,471,014
Premises and equipment, net	230,718	227,630	223,975	212,365	210,761
Mortgage servicing rights	142,379	134,350	127,206	129,677	132,615
Goodwill	384,237	384,237	384,237	384,237	384,237
Identifiable intangible assets	3,093	3,222	3,352	3,640	3,952
Other real estate	5,485	1,137	1,684	1,986	2,971
Operating lease right-of-use assets	39,639	38,179	35,315	36,301	37,282
Other assets	784,863	805,508	794,883	770,838	686,585
Total assets	$18,390,839	$18,422,626	$18,877,178	$18,015,478	$17,190,634

Deposits:
Noninterest-bearing	$3,320,124	$3,461,073	$3,797,055	$4,093,771	$4,358,805
Interest-bearing	11,781,799	11,452,827	10,986,606	10,343,877	10,066,375
Total deposits	15,101,923	14,913,900	14,783,661	14,437,648	14,425,180
Fed funds purchased and repurchases	321,799	311,179	477,980	449,331	544,068
Other borrowings	793,193	1,056,714	1,485,181	1,050,938	223,172
Subordinated notes	123,427	123,372	123,317	123,262	123,207
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
ACL on off-balance sheet credit exposures	34,945	34,841	34,596	36,838	31,623
Operating lease liabilities	42,730	40,845	37,988	38,932	39,797
Other liabilities	340,615	308,726	310,500	324,405	232,786
Total liabilities	16,820,488	16,851,433	17,315,079	16,523,210	15,681,689
Common stock	12,724	12,724	12,720	12,705	12,700
Capital surplus	158,316	156,834	155,297	154,645	154,150
Retained earnings	1,687,199	1,667,339	1,636,463	1,600,321	1,648,507
Accumulated other comprehensive income (loss), net of tax	(287,888)	(265,704)	(242,381)	(275,403)	(306,412)
Total shareholders' equity	1,570,351	1,571,193	1,562,099	1,492,268	1,508,945
Total liabilities and equity	$18,390,839	$18,422,626	$18,877,178	$18,015,478	$17,190,634

(1) See Note 2 - Securities Available for Sale and Held to Maturity in the Notes to Consolidated Financials for additional information.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2023
($ in thousands except per share data)
(unaudited)

	Quarter Ended					Nine Months Ended
INCOME STATEMENTS	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	9/30/2023	9/30/2022
Interest and fees on LHFS & LHFI-FTE	$206,523	$192,941	$178,967	$159,566	$129,395	$578,431	$325,680
Interest and fees on PPP loans	—	—	—	101	186	—	538
Interest on securities-taxable	16,624	16,779	16,761	16,577	16,222	50,164	43,140
Interest on securities-tax exempt-FTE	58	69	92	93	100	219	329
Interest on fed funds sold and reverse repurchases	3	45	30	71	2	78	3
Other interest income	8,613	12,077	6,527	3,556	1,493	27,217	4,524
Total interest income-FTE	231,821	221,911	202,377	179,964	147,398	656,109	374,214
Interest on deposits	69,797	54,409	40,898	18,438	5,097	165,104	10,631
Interest on fed funds purchased and repurchases	5,375	4,865	4,832	4,762	1,225	15,072	1,365
Other interest expense	14,713	19,350	15,575	6,730	1,996	49,638	5,199
Total interest expense	89,885	78,624	61,305	29,930	8,318	229,814	17,195
Net interest income-FTE	141,936	143,287	141,072	150,034	139,080	426,295	357,019
Provision for credit losses, LHFI	8,322	8,211	3,244	6,902	12,919	19,777	14,775
Provision for credit losses, off-balance sheet credit exposures	104	245	(2,242)	5,215	(1,326)	(1,893)	(4,000)
Net interest income after provision-FTE	133,510	134,831	140,070	137,917	127,487	408,411	346,244
Service charges on deposit accounts	11,074	10,695	10,336	11,162	11,318	32,105	30,995
Bank card and other fees	8,217	8,917	7,803	8,191	9,305	24,937	27,914
Mortgage banking, net	6,458	6,600	7,639	3,408	6,876	20,697	24,898
Insurance commissions	15,303	14,764	14,305	12,019	13,911	44,372	41,702
Wealth management	8,773	8,882	8,780	8,079	8,778	26,435	26,934
Other, net	2,399	3,695	2,514	2,311	2,418	8,608	7,531
Total noninterest income	52,224	53,553	51,377	45,170	52,606	157,154	159,974
Salaries and employee benefits	76,666	75,940	74,056	73,469	72,707	226,662	213,971
Services and fees (2)	27,882	28,264	25,426	27,709	26,787	81,572	77,760
Net occupancy-premises	7,383	7,108	7,629	7,898	7,395	22,120	21,366
Equipment expense	6,816	6,404	6,405	6,268	6,072	19,625	18,180
Litigation settlement expense (1)	6,500	—	—	100,750	—	6,500	—
Other expense (2)	15,698	14,502	14,811	15,135	13,737	45,011	40,707
Total noninterest expense	140,945	132,218	128,327	231,229	126,698	401,490	371,984
Income (loss) before income taxes and tax eq adj	44,789	56,166	63,120	(48,142)	53,395	164,075	134,234
Tax equivalent adjustment	3,299	3,383	3,477	3,451	2,975	10,159	8,894
Income (loss) before income taxes	41,490	52,783	59,643	(51,593)	50,420	153,916	125,340
Income taxes	7,461	7,746	9,343	(17,530)	7,965	24,550	19,390
Net income (loss)	$34,029	$45,037	$50,300	$(34,063)	$42,455	$129,366	$105,950

Per share data
Earnings (loss) per share - basic	$0.56	$0.74	$0.82	$(0.56)	$0.69	$2.12	$1.73

Earnings (loss) per share - diluted	$0.56	$0.74	$0.82	$(0.56)	$0.69	$2.11	$1.72

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.69	$0.69

Weighted average shares outstanding
Basic	61,069,750	61,063,277	61,011,059	60,969,400	61,114,804	61,048,244	61,334,344

Diluted	61,263,032	61,230,031	61,193,275	61,173,249	61,318,715	61,219,022	61,519,685

Period end shares outstanding	61,070,095	61,069,036	61,048,516	60,977,686	60,953,864	61,070,095	60,953,864

(1) See Note 1 - Litigation Settlement in the Notes to Consolidated Financials for additional information.
(2) During the first quarter of 2023, Trustmark reclassified its debit card transaction fees from other expense to services and fees. Prior periods have been reclassified accordingly.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2023
($ in thousands)
(unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Nonaccrual LHFI
Alabama (2)	$23,530	$11,058	$10,919	$12,300	$12,710
Florida	151	334	256	227	227
Mississippi (3)	45,050	36,288	32,560	24,683	23,517
Tennessee (4)	1,841	5,088	5,416	5,566	5,120
Texas	20,327	22,259	23,224	23,196	26,353
Total nonaccrual LHFI	90,899	75,027	72,375	65,972	67,927
Other real estate
Alabama (2)	315	—	—	194	217
Mississippi (3)	942	1,137	1,495	1,769	2,754
Tennessee (4)	—	—	189	23	—
Texas	4,228	—	—	—	—
Total other real estate	5,485	1,137	1,684	1,986	2,971
Total nonperforming assets	$96,384	$76,164	$74,059	$67,958	$70,898

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$3,804	$3,911	$2,255	$3,929	$1,842

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$42,532	$35,766	$41,468	$49,320	$48,313

	Quarter Ended					Nine Months Ended
ACL LHFI (1)	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	9/30/2023	9/30/2022
Beginning Balance	$129,298	$122,239	$120,214	$115,050	$103,140	$120,214	$99,457
Provision for credit losses, LHFI	8,322	8,211	3,244	6,902	12,919	19,777	14,775
Charge-offs	(7,496)	(2,773)	(2,996)	(3,893)	(2,920)	(13,265)	(7,439)
Recoveries	3,907	1,621	1,777	2,155	1,911	7,305	8,257
Net (charge-offs) recoveries	(3,589)	(1,152)	(1,219)	(1,738)	(1,009)	(5,960)	818
Ending Balance	$134,031	$129,298	$122,239	$120,214	$115,050	$134,031	$115,050

NET (CHARGE-OFFS) RECOVERIES (1)
Alabama (2)	$(165)	$(141)	$(268)	$98	$93	$(574)	$1,921
Florida	21	(35)	(36)	(60)	(23)	(50)	712
Mississippi (3)	(1,867)	(762)	(775)	(1,657)	(702)	(3,404)	(1,056)
Tennessee (4)	2,127	(166)	(124)	(195)	(202)	1,837	(595)
Texas	(3,705)	(48)	(16)	76	(175)	(3,769)	(164)
Total net (charge-offs) recoveries	$(3,589)	$(1,152)	$(1,219)	$(1,738)	$(1,009)	$(5,960)	$818

(1) Excludes PPP loans.
(2) Alabama includes the Georgia Loan Production Office.
(3) Mississippi includes Central and Southern Mississippi Regions.
(4) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2023
(unaudited)

	Quarter Ended					Nine Months Ended
FINANCIAL RATIOS AND OTHER DATA	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	9/30/2023	9/30/2022
Return on average equity	8.53%	11.43%	13.39%	-9.05%	10.48%	11.07%	8.62%
Return on average tangible equity	11.32%	15.18%	18.03%	-12.14%	13.90%	14.77%	11.39%
Return on average assets	0.72%	0.96%	1.10%	-0.76%	0.98%	0.93%	0.81%
Interest margin - Yield - FTE	5.38%	5.16%	4.87%	4.40%	3.71%	5.14%	3.14%
Interest margin - Cost	2.08%	1.83%	1.47%	0.73%	0.21%	1.80%	0.14%
Net interest margin - FTE	3.29%	3.33%	3.39%	3.66%	3.50%	3.34%	3.00%
Efficiency ratio (1)	68.33%	66.17%	65.60%	65.85%	64.96%	66.70%	70.70%
Full-time equivalent employees	2,756	2,761	2,758	2,738	2,717

CREDIT QUALITY RATIOS (2)
Net (recoveries) charge-offs / average loans	0.11%	0.04%	0.04%	0.06%	0.03%	0.06%	-0.01%
Provision for credit losses, LHFI / average loans	0.26%	0.26%	0.10%	0.23%	0.45%	0.21%	0.18%
Nonaccrual LHFI / (LHFI + LHFS)	0.70%	0.59%	0.57%	0.53%	0.58%
Nonperforming assets / (LHFI + LHFS)	0.74%	0.60%	0.58%	0.55%	0.60%
Nonperforming assets / (LHFI + LHFS + other real estate)	0.74%	0.60%	0.58%	0.55%	0.60%
ACL LHFI / LHFI	1.05%	1.03%	0.98%	0.99%	0.99%
ACL LHFI-commercial / commercial LHFI	0.86%	0.84%	0.80%	0.85%	0.93%
ACL LHFI-consumer / consumer and home mortgage LHFI	1.66%	1.60%	1.54%	1.41%	1.20%
ACL LHFI / nonaccrual LHFI	147.45%	172.34%	168.90%	182.22%	169.37%
ACL LHFI / nonaccrual LHFI (excl individually analyzed loans)	273.60%	301.44%	320.80%	399.19%	466.03%

CAPITAL RATIOS
Total equity / total assets	8.54%	8.53%	8.28%	8.28%	8.78%
Tangible equity / tangible assets	6.57%	6.56%	6.35%	6.27%	6.67%
Tangible equity / risk-weighted assets	7.81%	7.91%	7.94%	7.61%	8.15%
Tier 1 leverage ratio	8.49%	8.35%	8.29%	8.47%	9.01%
Common equity tier 1 capital ratio	9.89%	9.87%	9.76%	9.74%	10.63%
Tier 1 risk-based capital ratio	10.29%	10.27%	10.17%	10.15%	11.06%
Total risk-based capital ratio	12.11%	12.08%	11.95%	11.91%	12.85%

STOCK PERFORMANCE
Market value-Close	$21.73	$21.12	$24.70	$34.91	$30.63
Book value	$25.71	$25.73	$25.59	$24.47	$24.76
Tangible book value	$19.37	$19.38	$19.24	$18.11	$18.39

(1) See Note 7 – Non-GAAP Financial Measures in the Notes to Consolidated Financials for Trustmark’s efficiency ratio calculation.
(2) Excludes PPP loans.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2023
($ in thousands)
(unaudited)

Note 1 - Litigation Settlement

As previously announced, on December 31, 2022, Trustmark National Bank (TNB) agreed to a settlement in principle (the Stanford Settlement) relating to litigation involving the Stanford Financial Group. On January 13, 2023, TNB entered into a Settlement Agreement (the Stanford Settlement Agreement) reflecting the terms of the Stanford Settlement. The parties to the Stanford Settlement Agreement are, on the one hand, (i) Ralph S. Janvey, solely in his capacity as the court-appointed receiver (the Stanford Receiver) for the Stanford Receivership Estate; (ii) the Official Stanford Investors Committee; (iii) each of the plaintiffs in the Rotstain and Smith Actions; and, on the other hand, (iv) TNB. Under the terms of the Stanford Settlement Agreement, the parties agreed to settle and dismiss the Rotstain Action, the Smith Action, and all current or future claims by plaintiffs in either such Action arising from or related to Stanford. In addition, the Stanford Settlement Agreement provided that the parties would request dismissal of the Jackson Action pursuant to the terms of the bar orders described below. If the Court’s approval (as described below) of the Stanford Settlement Agreement, including the bar orders described below, is upheld on appeal, TNB will make a one-time cash payment of $100.0 million to the Stanford Receiver.

The Stanford Settlement Agreement included the parties’ agreement to seek the Northern District of Texas District Court’s entry of bar orders prohibiting any continued or future claims by the plaintiffs in the Actions or by any other person or entity against TNB and its related parties relating to Stanford, whether asserted to date or not. The bar orders therefore would prohibit all litigation relating to Stanford described herein, including not only the Actions and any pending matters but also any actions that may be brought in the future. Final Court approval of these bar orders is a condition of the Stanford Settlement.

The Stanford Settlement Agreement is also subject to notice to Stanford’s investor claimants (which has been provided) and final, non-appealable approval by the U.S. District Court for the Northern District of Texas. While TNB believes that the Stanford Settlement Agreement is consistent with the terms of prior Stanford-related settlements that have been approved by the Court and were not successfully appealed, it is possible that the Court’s approval of the Stanford Settlement Agreement (which has occurred, as described further below) may not be upheld on appeal.

The Stanford Settlement Agreement also provides that TNB denies and makes no admission of liability or wrongdoing in connection with any Stanford matter. As has been the case throughout the pendency of the Actions, TNB expressly denies any liability or wrongdoing with respect to any matter alleged in regard to the multi-billion-dollar Ponzi scheme operated by Stanford for almost 20 years. TNB’s relationship with Stanford began as a result of TNB’s acquisition of a Houston-based bank in August 2006, and consisted of ordinary banking services provided to business deposit customers.

The foregoing description of the terms of the Stanford Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stanford Settlement Agreement, a copy of which is filed as Exhibit 10.ai to the 2022 Annual Report and is incorporated herein by reference.

On January 20, 2023, the U.S. District Court for the Northern District of Texas entered an order preliminarily finding that the Stanford Settlement is fair, reasonable, and equitable; has no obvious deficiencies; and is the product of serious, informed, good faith, and arm’s-length negotiations. Following the provision of notice as required by the Stanford Settlement Agreement and by the Court’s preliminary order, the Court (Judge David C. Godbey, presiding) held a Final Approval Hearing on May 3, 2023, at which the Court approved the Stanford Settlement from the bench. On May 4, 2023, Judge Godbey signed the written orders confirming his oral ruling, including the bar order contemplated by the Stanford Settlement Agreement and the judgment and bar order with respect to the Jackson Action.

On May 10, 2023, Robert Allen Stanford, writing from prison, appealed the District Court’s approval of the Stanford Settlement to the Fifth Circuit Court of Appeals. On June 12, 2023, the Stanford Receiver moved to dismiss the appeal as frivolous. On July 25, 2023, a three-judge panel of the Fifth Circuit issued a per curiam order dismissing Stanford’s appeal as frivolous. On August 8, 2023, Mr. Stanford filed a motion for stay of mandate pending petition for certiorari. On August 22, 2023, the Fifth Circuit denied the motion for stay of mandate. On August 30, 2023, the Fifth Circuit issued the mandate.

The Stanford Settlement will become effective when the trial court’s ruling approving the Stanford Settlement and entering the bar order becomes final and non-appealable, as defined in the Stanford Settlement Agreement (the Stanford Settlement Effective Date). Within five days of the Stanford Settlement Effective Date, the parties to the Rotstain and Smith Actions will file agreed dismissals of those cases. Absent any further appeal in either of the Rotstain or Smith Actions, those dismissals will become final 30 days after entered and signed by the respective judges. TNB will be required to make the Stanford Settlement payment within 30 days after those dismissals become final. Any further appeal of any of the orders described above would delay the making of the Stanford Settlement payment.

On August 11, 2023, the Stanford Receiver filed a Motion to Enforce Settlement Agreement in the Northern District of Texas District Court, asking Judge Godbey to rule that the Stanford Settlement Effective Date has occurred. The Stanford Receiver took the position that Mr. Stanford’s appeals are frivolous and do not prevent the trial court’s ruling from becoming final and non-appealable, as defined in the Stanford Settlement Agreement. TNB filed a response in opposition to the Stanford Receiver’s Motion to Enforce. The trial court has not yet ruled on the Motion to Enforce. On September 22, 2023, the Stanford Receiver filed a Motion to Enjoin, requesting that the trial court enjoin Mr. Stanford from making court filings in any Stanford-related case, including notices of appeal, without obtaining leave of the court. The court has not yet ruled on the Motion to Enjoin.

Pending the resolution of the Stanford Settlement approval process, the Rotstain, Smith and Jackson Actions are stayed.

TNB and Trustmark Corporation determined that it was in the best interest of TNB, Trustmark Corporation and the shareholders of Trustmark Corporation to enter into the Stanford Settlement and the Stanford Settlement Agreement to eliminate the risk, ongoing expense, uncertainty as to ultimate outcome, and imposition on management and the business of TNB of further litigation of the Actions and related Stanford claims.

As previously announced, on August 30, 2023, TNB agreed to a settlement in principle (the Adams/Madison Timber Settlement) relating to litigation and claims involving Arthur Lamar Adams and Madison Timber Properties, LLC (collectively, Adams/Madison Timber). On October 9, 2023, TNB entered into a Settlement Agreement (the Adams/Madison Timber Settlement Agreement) reflecting the terms of the Adams/Madison Timber Settlement. The parties to the Adams/Madison Timber Settlement are, on the one hand, Alysson Mills in her capacity as Court-appointed Receiver (the Adams/Madison Timber Receiver); and, on the other hand, TNB. Under the terms of the Adams/Madison Timber Settlement Agreement, the parties agreed to settle and dismiss the Adams/Madison Timber Action, and the Adams/Madison Timber Receiver will fully release all claims against TNB and any of its employees, agents and representatives. The Adams/Madison Timber Settlement includes the parties’ agreement to seek the Court’s entry of bar orders prohibiting any continued or future claims by anyone against TNB and its related parties relating to Adams/Madison Timber, whether asserted to date or not. The bar orders therefore would prohibit all litigation relating to Adams/Madison Timber described herein. Final Court approval of a bar order is a condition of the Adams/Madison Timber Settlement.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2023
($ in thousands)
(unaudited)

Note 1 - Litigation Settlement (continued)

The Adams/Madison Timber Settlement is also subject to notice to Adams/Madison Timber investors, and final, non-appealable approval by the Court and entry of a judgment dismissing the Lawsuit against TNB. The timing of any final decision by the Court is subject to the discretion of the Court and any appeal. If the Adams/Madison Timber Settlement, including the bar order described above, is approved by the Court and is not subject to further appeal, TNB will make a one-time cash payment of $6.5 million to the Adams/Madison Timber Receiver.

While TNB believes that the Adams/Madison Timber Settlement is consistent with the terms of settlements in similar cases that have been approved and were not successfully appealed, it is possible that the Court may decide not to approve the Adams/Madison Timber Settlement Agreement or that the Court of Appeals could reject the Adams/Madison Timber Settlement Agreement on an appeal, either of which could render the Adams/Madison Timber Settlement a nullity.

At the time of the entry into the Stanford Settlement as described above, Trustmark Corporation recognized $100.0 million of litigation settlement expense, as well as an additional $750 thousand in legal fees, which were included in noninterest expense related to the Stanford litigation during the fourth quarter of 2022. As a result of the entry into the Adams/Madison Timber Settlement as described above, Trustmark Corporation recognized $6.5 million of litigation settlement expense which was included in noninterest expense related to the Adams/Madison Timber litigation during the third quarter of 2023. Trustmark Corporation expects that both the Stanford Settlement and Adams/Madison Timber Settlement will be tax deductible. Trustmark Corporation and TNB remain substantially above levels considered to be well-capitalized under all relevant standards.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2023
($ in thousands)
(unaudited)

Note 2 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity:

	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
SECURITIES AVAILABLE FOR SALE
U.S. Treasury securities	$363,476	$362,966	$386,903	$391,513	$416,278
U.S. Government agency obligations	6,780	6,999	7,254	7,766	9,116
Obligations of states and political subdivisions	4,642	4,813	4,907	4,862	4,763
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	22,881	25,336	26,851	27,097	28,164
Issued by FNMA and FHLMC	1,171,521	1,250,435	1,317,848	1,345,463	1,718,057
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	90,402	98,388	108,192	115,140	126,138
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	106,472	122,946	132,207	132,241	141,970
Total securities available for sale	$1,766,174	$1,871,883	$1,984,162	$2,024,082	$2,444,486

SECURITIES HELD TO MATURITY
U.S. Treasury securities	$28,872	$28,679	$28,486	$28,295	$—
Obligations of states and political subdivisions	341	1,180	4,507	4,510	4,512
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	13,090	13,235	4,336	4,442	4,527
Issued by FNMA and FHLMC	474,003	484,679	497,854	509,311	179,375
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	162,031	171,002	179,334	188,201	197,923
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	759,950	759,890	759,821	759,755	770,648
Total securities held to maturity	$1,438,287	$1,458,665	$1,474,338	$1,494,514	$1,156,985

During the fourth quarter of 2022, Trustmark reclassified $422.9 million of securities available for sale to securities held to maturity. The securities were transferred at fair value, which became the cost basis for the securities held to maturity. At the date of transfer, the net unrealized holding loss on the available for sale securities totaled approximately $57.1 million ($42.8 million, net of tax). The net unrealized holding loss will be amortized over the remaining life of the securities as a yield adjustment in a manner consistent with the amortization or accretion of the original purchase premium or discount on the associated security. There were no gains or losses recognized as a result of the transfer.

During the second quarter of 2022, Trustmark reclassified $343.1 million of securities available for sale to securities held to maturity. The securities were transferred at fair value, which became the cost basis for the securities held to maturity. At the date of transfer, the net unrealized holding loss on the available for sale securities totaled approximately $34.8 million ($26.1 million, net of tax). The net unrealized holding loss will be amortized over the remaining life of the securities as a yield adjustment in a manner consistent with the amortization or accretion of the original purchase premium or discount on the associated security. There were no gains or losses recognized as a result of the transfer.

At September 30, 2023, the net unamortized, unrealized loss included in accumulated other comprehensive income (loss) in the accompanying balance sheet for securities held to maturity transferred from securities available for sale totaled $60.4 million.

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of 99.9% of the portfolio in GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas, Federal Home Loan Bank of Atlanta and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2023
($ in thousands)
(unaudited)

Note 3 – Loan Composition

LHFI consisted of the following during the periods presented:

LHFI BY TYPE	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Loans secured by real estate:
Construction, land development and other land loans	$1,609,326	$1,722,657	$1,723,772	$1,719,542	$1,647,395
Secured by 1-4 family residential properties	2,893,606	2,854,182	2,822,048	2,775,847	2,597,112
Secured by nonfarm, nonresidential properties	3,569,671	3,471,728	3,375,579	3,278,830	3,206,946
Other real estate secured	1,218,499	954,410	847,527	742,538	593,119
Commercial and industrial loans	1,828,924	1,883,480	1,882,360	1,821,259	1,689,532
Consumer loans	161,940	163,788	162,911	166,425	163,412
State and other political subdivision loans	1,056,569	1,111,710	1,193,727	1,223,863	1,188,703
Other loans	471,724	452,012	489,271	475,735	499,845
LHFI	12,810,259	12,613,967	12,497,195	12,204,039	11,586,064
ACL LHFI	(134,031)	(129,298)	(122,239)	(120,214)	(115,050)
Net LHFI	$12,676,228	$12,484,669	$12,374,956	$12,083,825	$11,471,014

The following table presents the LHFI composition by region and reflects each region’s diversified mix of loans:

	September 30, 2023
LHFI - COMPOSITION BY REGION	Total	Alabama (1)	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$1,609,326	$663,662	$48,627	$420,356	$36,803	$439,878
Secured by 1-4 family residential properties	2,893,606	143,673	53,575	2,582,837	83,462	30,059
Secured by nonfarm, nonresidential properties	3,569,671	1,034,874	225,415	1,472,990	158,448	677,944
Other real estate secured	1,218,499	574,432	1,786	339,070	7,234	295,977
Commercial and industrial loans	1,828,924	596,259	24,918	748,944	210,930	247,873
Consumer loans	161,940	22,496	7,870	100,908	20,332	10,334
State and other political subdivision loans	1,056,569	75,952	61,154	794,052	25,302	100,109
Other loans	471,724	159,267	8,615	198,567	32,950	72,325
Loans	$12,810,259	$3,270,615	$431,960	$6,657,724	$575,461	$1,874,499

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION
Lots	$70,356	$28,476	$9,633	$17,847	$3,786	$10,614
Development	141,561	66,958	1,264	37,430	9,547	26,362
Unimproved land	104,733	21,528	12,079	33,736	8,399	28,991
1-4 family construction	338,731	175,267	17,871	91,549	15,071	38,973
Other construction	953,945	371,433	7,780	239,794	—	334,938
Construction, land development and other land loans	$1,609,326	$663,662	$48,627	$420,356	$36,803	$439,878

(1) Includes Georgia Loan Production Office.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2023
($ in thousands)
(unaudited)

Note 3 – Loan Composition (continued)

	September 30, 2023
	Total	Alabama (1)	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION
Non-owner occupied:
Retail	$347,583	$113,885	$26,299	$117,698	$20,497	$69,204
Office	279,701	102,062	17,527	90,600	1,679	67,833
Hotel/motel	302,738	172,577	50,221	53,467	26,473	—
Mini-storage	158,429	32,591	1,952	103,801	765	19,320
Industrial	401,023	90,512	20,175	134,431	9,839	146,066
Health care	96,798	68,699	—	25,316	335	2,448
Convenience stores	30,278	7,105	432	13,618	561	8,562
Nursing homes/senior living	500,572	224,541	—	158,619	5,076	112,336
Other	128,293	46,672	9,382	53,862	8,558	9,819
Total non-owner occupied loans	2,245,415	858,644	125,988	751,412	73,783	435,588

Owner-occupied:
Office	156,016	43,789	35,448	46,191	11,153	19,435
Churches	62,835	16,432	4,261	36,020	3,594	2,528
Industrial warehouses	164,150	15,231	3,957	40,616	17,002	87,344
Health care	126,980	11,400	6,017	88,912	2,287	18,364
Convenience stores	143,188	11,801	29,443	67,261	196	34,487
Retail	90,471	10,370	13,880	39,378	17,836	9,007
Restaurants	57,112	4,095	3,467	31,116	15,181	3,253
Auto dealerships	44,669	5,780	206	21,859	16,824	—
Nursing homes/senior living	346,129	43,995	—	275,934	—	26,200
Other	132,706	13,337	2,748	74,291	592	41,738
Total owner-occupied loans	1,324,256	176,230	99,427	721,578	84,665	242,356
Loans secured by nonfarm, nonresidential properties	$3,569,671	$1,034,874	$225,415	$1,472,990	$158,448	$677,944

(1) Includes Georgia Loan Production Office.

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended					Nine Months Ended
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	9/30/2023	9/30/2022
Securities – taxable	1.89%	1.87%	1.85%	1.71%	1.62%	1.87%	1.50%
Securities – nontaxable	4.05%	4.25%	4.00%	3.95%	3.97%	4.09%	3.98%
Securities – total	1.89%	1.87%	1.86%	1.72%	1.63%	1.87%	1.51%
PPP loans	—	—	—	12.39%	7.51%	—	3.83%
Loans - LHFI & LHFS	6.34%	6.08%	5.79%	5.27%	4.48%	6.07%	3.97%
Loans - total	6.34%	6.08%	5.79%	5.27%	4.48%	6.07%	3.97%
Fed funds sold & reverse repurchases	5.17%	5.51%	5.11%	4.29%	3.51%	5.34%	3.06%
Other earning assets	5.01%	5.36%	4.09%	3.76%	1.82%	4.87%	0.56%
Total earning assets	5.38%	5.16%	4.87%	4.40%	3.71%	5.14%	3.14%

Interest-bearing deposits	2.39%	1.96%	1.53%	0.71%	0.20%	1.97%	0.14%
Fed funds purchased & repurchases	5.14%	5.01%	4.49%	3.44%	1.95%	4.87%	0.94%
Other borrowings	5.32%	5.12%	4.87%	3.73%	2.89%	5.10%	2.56%
Total interest-bearing liabilities	2.72%	2.42%	1.98%	1.03%	0.31%	2.38%	0.21%

Total Deposits	1.84%	1.48%	1.13%	0.51%	0.14%	1.49%	0.10%

Net interest margin	3.29%	3.33%	3.39%	3.66%	3.50%	3.34%	3.00%
Net interest margin excluding PPP loans and the FRB balance	3.24%	3.23%	3.36%	3.66%	3.53%	3.27%	3.17%

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2023
($ in thousands)
(unaudited)

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities (continued)

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets. In addition, the table includes net interest margin excluding PPP loans and the balance held at the Federal Reserve Bank of Atlanta (FRB), which equals reported net interest income-FTE excluding interest income on PPP loans and the FRB balance, annualized, as a percent of average earning assets excluding average PPP loans and the FRB balance.

For the third quarter of 2023, the average FRB balance totaled $566.3 million compared to $777.0 million for the second quarter of 2023 and is included in other earning assets in the accompanying average consolidated balance sheets.

The net interest margin excluding PPP loans and the FRB balance remained relatively flat when compared to the second quarter of 2023, totaling 3.24% for the third quarter of 2023, as increased yields on the loans held for investment and held for sale portfolio was mostly offset by increased costs of interest-bearing deposits.

Note 5 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates. These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP). Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR. The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates. Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions. The impact of this strategy resulted in a net negative hedge ineffectiveness of $1.0 million during the third quarter of 2023.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Nine Months Ended
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	9/30/2023	9/30/2022
Mortgage servicing income, net	$6,916	$6,764	$6,785	$6,636	$6,669	$20,465	$19,655
Change in fair value-MSR from runoff	(3,203)	(2,710)	(1,145)	(2,981)	(3,462)	(7,058)	(11,053)
Gain on sales of loans, net	3,748	3,887	3,797	3,328	4,597	11,432	16,850
Mortgage banking income before hedge ineffectiveness	7,461	7,941	9,437	6,983	7,804	24,839	25,452
Change in fair value-MSR from market changes	6,809	5,898	(3,972)	(3,348)	10,770	8,735	41,529
Change in fair value of derivatives	(7,812)	(7,239)	2,174	(227)	(11,698)	(12,877)	(42,083)
Net positive (negative) hedge ineffectiveness	(1,003)	(1,341)	(1,798)	(3,575)	(928)	(4,142)	(554)
Mortgage banking, net	$6,458	$6,600	$7,639	$3,408	$6,876	$20,697	$24,898

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2023
($ in thousands)
(unaudited)

Note 6 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented:

	Quarter Ended					Nine Months Ended
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	9/30/2023	9/30/2022
Partnership amortization for tax credit purposes	$(1,995)	$(2,019)	$(1,961)	$(1,869)	$(1,531)	$(5,975)	$(4,342)
Increase in life insurance cash surrender value	1,784	1,716	1,693	1,687	1,676	5,193	4,986
Other miscellaneous income	2,610	3,998	2,782	2,493	2,273	9,390	6,887
Total other, net	$2,399	$3,695	$2,514	$2,311	$2,418	$8,608	$7,531

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low-income housing tax credits and historical tax credits). The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

Other noninterest expense consisted of the following for the periods presented:

	Quarter Ended					Nine Months Ended
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	9/30/2023	9/30/2022
Loan expense (1)	$3,130	$3,066	$2,538	$2,908	$2,866	$8,734	$9,341
Amortization of intangibles	129	130	288	312	312	547	1,122
FDIC assessment expense	3,765	2,550	2,370	2,130	1,945	8,685	5,255
Other real estate expense, net	(40)	171	172	18	497	303	1,155
Other miscellaneous expense	8,714	8,585	9,443	9,767	8,117	26,742	23,834
Total other expense (1)	$15,698	$14,502	$14,811	$15,135	$13,737	$45,011	$40,707

(1) During the first quarter of 2023, Trustmark reclassified its debit card transaction fees from other expense to services and fees. Prior periods have been reclassified accordingly.

Note 7 – Non-GAAP Financial Measures

In addition to capital ratios defined by GAAP and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy. Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets. Trustmark’s Common Equity Tier 1 capital includes common stock, capital surplus and retained earnings, and is reduced by goodwill and other intangible assets, net of associated net deferred tax liabilities as well as disallowed deferred tax assets and threshold deductions as applicable.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations. These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations. In Management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators. Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios. Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations. Also, there may be limits in the usefulness of these measures to investors. As a result, Trustmark encourages readers to consider its audited consolidated financial statements and the notes related thereto in their entirety and not to rely on any single financial measure.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2023
($ in thousands except per share data)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

		Quarter Ended					Nine Months Ended
		9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	9/30/2023	9/30/2022
TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity		$1,582,885	$1,580,291	$1,523,828	$1,493,291	$1,606,469	$1,562,551	$1,642,450
Less: Goodwill		(384,237)	(384,237)	(384,237)	(384,237)	(384,237)	(384,237)	(384,237)
Identifiable intangible assets		(3,174)	(3,301)	(3,523)	(3,816)	(4,131)	(3,331)	(4,479)
Total average tangible equity		$1,195,474	$1,192,753	$1,136,068	$1,105,238	$1,218,101	$1,174,983	$1,253,734

PERIOD END BALANCES
Total shareholders' equity		$1,570,351	$1,571,193	$1,562,099	$1,492,268	$1,508,945
Less: Goodwill		(384,237)	(384,237)	(384,237)	(384,237)	(384,237)
Identifiable intangible assets		(3,093)	(3,222)	(3,352)	(3,640)	(3,952)
Total tangible equity	(a)	$1,183,021	$1,183,734	$1,174,510	$1,104,391	$1,120,756

TANGIBLE ASSETS
Total assets		$18,390,839	$18,422,626	$18,877,178	$18,015,478	$17,190,634
Less: Goodwill		(384,237)	(384,237)	(384,237)	(384,237)	(384,237)
Identifiable intangible assets		(3,093)	(3,222)	(3,352)	(3,640)	(3,952)
Total tangible assets	(b)	$18,003,509	$18,035,167	$18,489,589	$17,627,601	$16,802,445
Risk-weighted assets	(c)	$15,143,531	$14,966,614	$14,793,893	$14,521,078	$13,748,819

NET INCOME (LOSS) ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income (loss)		$34,029	$45,037	$50,300	$(34,063)	$42,455	$129,366	$105,950
Plus: Intangible amortization net of tax		96	97	216	234	234	409	842
Net income (loss) adjusted for intangible amortization		$34,125	$45,134	$50,516	$(33,829)	$42,689	$129,775	$106,792
Period end common shares outstanding	(d)	61,070,095	61,069,036	61,048,516	60,977,686	60,953,864

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity (1)		11.32%	15.18%	18.03%	-12.14%	13.90%	14.77%	11.39%
Tangible equity/tangible assets	(a)/(b)	6.57%	6.56%	6.35%	6.27%	6.67%
Tangible equity/risk-weighted assets	(a)/(c)	7.81%	7.91%	7.94%	7.61%	8.15%
Tangible book value	(a)/(d)*1,000	$19.37	$19.38	$19.24	$18.11	$18.39

COMMON EQUITY TIER 1 CAPITAL (CET1)
Total shareholders' equity		$1,570,351	$1,571,193	$1,562,099	$1,492,268	$1,508,945
CECL transition adjustment		13,000	13,000	13,000	19,500	19,500
AOCI-related adjustments		287,888	265,704	242,381	275,403	306,412
CET1 adjustments and deductions:
Goodwill net of associated deferred tax liabilities (DTLs)		(370,219)	(370,227)	(370,234)	(370,241)	(370,217)
Other adjustments and deductions for CET1 (2)		(2,803)	(2,915)	(3,275)	(3,258)	(3,506)
CET1 capital	(e)	1,498,217	1,476,755	1,443,971	1,413,672	1,461,134
Additional tier 1 capital instruments plus related surplus		60,000	60,000	60,000	60,000	60,000
Tier 1 capital		$1,558,217	$1,536,755	$1,503,971	$1,473,672	$1,521,134

Common equity tier 1 capital ratio	(e)/(c)	9.89%	9.87%	9.76%	9.74%	10.63%

(1)
Calculation = ((net income (loss) adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity.
(2)
Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAs), threshold deductions and transition adjustments, as applicable.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2023
($ in thousands except per share data)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

Trustmark discloses certain non-GAAP financial measures because Management uses these measures for business planning purposes, including to manage Trustmark’s business against internal projected results of operations and to measure Trustmark’s performance. Trustmark views these as measures of our core operating business, which exclude the impact of the items detailed below, as these items are generally not operational in nature. These non-GAAP financial measures also provide another basis for comparing period-to-period results as presented in the accompanying selected financial data table and the audited consolidated financial statements by excluding potential differences caused by non-operational and unusual or non-recurring items. Readers are cautioned that these adjustments are not permitted under GAAP. Trustmark encourages readers to consider its consolidated financial statements and the notes related thereto in their entirety, and not to rely on any single financial measure.

The following table presents pre-provision net revenue (PPNR) during the periods presented:

			Quarter Ended					Nine Months Ended
			9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	9/30/2023	9/30/2022

Net interest income (GAAP)			$138,637	$139,904	$137,595	$146,583	$136,105	$416,136	$348,125
Noninterest income (GAAP)			52,224	53,553	51,377	45,170	52,606	157,154	159,974
Pre-provision revenue		(a)	$190,861	$193,457	$188,972	$191,753	$188,711	$573,290	$508,099

Noninterest expense (GAAP)			$140,945	$132,218	$128,327	$231,229	$126,698	$401,490	$371,984
Less:	Litigation settlement expense		(6,500)	—	—	(100,750)	—	(6,500)	—
Adjusted noninterest expense - PPNR (Non-GAAP)		(b)	$134,445	$132,218	$128,327	$130,479	$126,698	$394,990	$371,984

PPNR (Non-GAAP)		(a)-(b)	$56,416	$61,239	$60,645	$61,274	$62,013	$178,300	$136,115

The following table presents adjustments to net income (loss) and select financial ratios as reported in accordance with GAAP resulting from significant non-routine items occurring during the periods presented:

	Quarter Ended				Nine Months Ended
	9/30/2023		9/30/2022		9/30/2023		9/30/2022
	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS

Net income (loss) (GAAP)	$34,029	$0.56	$42,455	$0.69	$129,366	$2.11	$105,950	$1.72

Significant non-routine transactions (net of taxes):
Litigation settlement expense	4,875	0.08	—	—	4,875	0.08	—	—
Net income adjusted for significant non-routine transactions (Non-GAAP)	$38,904	$0.64	$42,455	$0.69	$134,241	$2.19	$105,950	$1.72

	Reported (GAAP)	Adjusted (Non-GAAP)	Reported (GAAP)	Adjusted (Non-GAAP)	Reported (GAAP)	Adjusted (Non-GAAP)	Reported (GAAP)	Adjusted (Non-GAAP)
Return on average equity	8.53%	9.74%	10.48%	n/a	11.07%	11.48%	8.62%	n/a
Return on average tangible equity	11.32%	12.92%	13.90%	n/a	14.77%	15.31%	11.39%	n/a
Return on average assets	0.72%	0.83%	0.98%	n/a	0.93%	0.96%	0.81%	n/a

n/a - not applicable

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2023
($ in thousands)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

The following table presents Trustmark’s calculation of its efficiency ratio for the periods presented:

			Quarter Ended					Nine Months Ended
			9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	9/30/2023	9/30/2022

Total noninterest expense (GAAP)			$140,945	$132,218	$128,327	$231,229	$126,698	$401,490	$371,984
Less:	Other real estate expense, net		40	(171)	(172)	(18)	(497)	(303)	(1,155)
Amortization of intangibles			(129)	(130)	(288)	(312)	(312)	(547)	(1,122)
Charitable contributions resulting in state tax credits			(325)	(325)	(325)	(375)	(375)	(975)	(1,125)
	Litigation settlement expense		(6,500)	—	—	(100,750)	—	(6,500)	—
Adjusted noninterest expense (Non-GAAP)		(c)	$134,031	$131,592	$127,542	$129,774	$125,514	$393,165	$368,582

Net interest income (GAAP)			$138,637	$139,904	$137,595	$146,583	$136,105	$416,136	$348,125
Add:	Tax equivalent adjustment		3,299	3,383	3,477	3,451	2,975	10,159	8,894
Net interest income-FTE (Non-GAAP)		(a)	$141,936	$143,287	$141,072	$150,034	$139,080	$426,295	$357,019

Noninterest income (GAAP)			$52,224	$53,553	$51,377	$45,170	$52,606	$157,154	$159,974
Add:	Partnership amortization for tax credit purposes		1,995	2,019	1,961	1,869	1,531	5,975	4,342
Adjusted noninterest income (Non-GAAP)		(b)	$54,219	$55,572	$53,338	$47,039	$54,137	$163,129	$164,316

Adjusted revenue (Non-GAAP)		(a)+(b)	$196,155	$198,859	$194,410	$197,073	$193,217	$589,424	$521,335

Efficiency ratio (Non-GAAP)		(c)/((a)+(b))	68.33%	66.17%	65.60%	65.85%	64.96%	66.70%	70.70%